Exhibit 3 (i)
                            ARTICLES OF INCORPORATION
                                       OF
                        SOUTH BRANCH VALLEY BANCORP, INC.

      The undersigned, acting as incorporator of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia, adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:
      I. The undersigned agrees to become a corporation by the name of SOUTH BRANCH VALLEY BANCORP, INC.
      II. The address of the principal office of said corporation will be 310 North Main Street, City of Moorefield, County of Hardy, State of West Virginia.
      III. The purpose or purposes for which this corporation is organized are as follows.
      To acquire and own stock and securities, of whatever kind, nature and description, in a bank or banks, and to take such actions as are necessary or incidental to the acquisition of a bank or banks;
      To engage, either directly itself, indirectly by the formation of subsidiary corporations or otherwise, in any activity permitted to be undertaken by a bank holding company under existing or future laws, rules and regulations relating thereto;
      Subject to the foregoing and unless otherwise limited herein to own, buy, acquire, sell, exchange, assign, lease and deal in and with real property and any interest or right therein; to own, buy, acquire, sell, exchange, assign, lease and deal in and with personal property and any interest or right therein; to own, buy, acquire, sell, exchange, assign, pledge and deal with voting stock, non-voting stock, notes, bonds, evidence of indebtedness and rights and options in and to other corporate and non-corporate entities, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such stocks, bonds, debentures, notes, evidences or indebtedness or the securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof, all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned; and to borrow money without limit as to amount; and

      Otherwise, subject to the foregoing and unless otherwise limited herein, to engage in any lawful act or activity for which corporations may be organized under the laws of the State of West Virginia.
      IV. The amount of the total authorized capital stock of said corporation shall be One Million Five Hundred Thousand Dollars ($5,000,000.00) which shall be divided into six hundred thousand (2,000,000) shares of common stock having a par value of Two and 50/100 Dollars ($2.50) per share.
      V. The name and address of the incorporators and the number of shares subscribed by each of them is as follows:

                                                      NUMBER
NAME                    ADDRESS                       OF SHARES
---------------         --------------------         -----------

Oscar M. Bean           Rt. 2, Box 116                34
                        Moorefield, WV 26836

Donald W. Biller        Rt. 1, Box 30                 35
                        Lost River, WV 26811

Thomas J. Hawse         216 Washington Street         35
                        Moorefield, WV 26836

Phoebe F. Heishman      136 S. Main Street            35
                        Moorefield, WV 26836

Ed A. Leatherman, Jr.   Rt. 1, Box 175                35
                        Purgitsville, WV 26852

J. Aleck Welton         Box 366                       35
                        Moorefield, WV 26836

Renick C. Williams      Box 664                       35
                        Moorefield, WV 26836

Michael T. Wilson       Rt. 4  Sunset View            35
                        Moorefield, WV 26836

Harry C. Welton         Rt. 4, Box 27                 35
                        Moorefield, WV 26836

A. Clyde Ours, Jr.      Box 541                       35
                        Moorefield, WV 26836

E. E. Hott              Box 1                         35
                        Franklin, WV 26807

      VI.  The existence of this corporation is to be perpetual.

      VII. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by the Secretary of State is:

            Renick C. Williams
            Box 664
            Moorefield, WV 26836

      VIII. The number of directors constituting the initial board of directors of the corporation is eleven (11).

The names and addresses of the persons who are to serve as directors until their term expires and their successors are elected and shall qualify are:

  NAME                            ADDRESS
--------------                ----------------------

Oscar M. Bean                 Rt. 2, Box 116
                              Moorefield, WV 26836

Donald W. Biller              Rt. 1, Box 30
                              Lost River, WV 26811

Thomas J. Hawse               216 Washington Street
                              Moorefield, WV 26836

Phoebe F. Heishman            136 S. Main Street
                              Moorefield, WV 26836

Ed A. Leatherman, Jr.         Rt. 1, Box 175
                              Purgitsville, WV 26852

J. Aleck Welton               Box 366
                              Moorefield, WV 26836

Renick C. Williams            Box 664
                              Moorefield, WV 26836

Michael T. Wilson             Rt. 4, Sunset View
                              Moorefield, WV 26836

Harry C. Welton               Rt. 4, Box 27
                              Moorefield, WV 26836


A. Clyde Ours, Jr.            Box 541
                              Moorefield, WV 26836

E.E. Hott                     Box 1
                              Franklin, WV 26807

      IX. Provisions limiting preemptive rights are: The shareholders of the corporation shall not have any preemptive rights to acquire any shares of stock of the corporation.

      X. Provisions for the regulations of the internal affairs of the corporation shall be as follows:

      A. Definitions.  For purposes hereof, the following terms are defined
         -----------
as follows:

      1. Affiliate. An "affiliate" of, or a person "affiliated" with, a specific
         ---------
person, means a person (other than this Corporation or a majority-owned or wholly owned subsidiary of this Corporation) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      2. Associate.  The term  "associate"  when used to indicate a relationship
         ---------
with any person, means (i) any corporation, partnership, limited partnership, association, joint venture, group or other organization (other than this Corporation or a majority- owned or wholly owned subsidiary of this Corporation) of which such person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities or other medium of ownership rights, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such person, or any relative of such spouse provided the relative has the same home as such person, or (iv) any investment company registered under the Investment Company Act of 1940 for which such person or any affiliate of such person serves as investment adviser.

      3. Beneficial  Owner. A person shall be considered the "Beneficial  Owner"
         -----------------
of any shares of stock whether or not owned of record by such Person:
      (a) With respect to any shares as to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and /or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;
      (b) With respect to any shares as to which such Person or any Affiliate or Associate of such Person has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or
      (c) With respect to any shares which are Beneficially Owned within the meaning of (a) or (b) of this Paragraph (3) above by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral,with respect to acquiring, holding or disposing of all or substantially all, or any substantial part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

      For the purpose only of determining whether a Person is the Beneficial Owner of a percentage of outstanding shares, such shares shall be deemed to include any shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by such Person pursuant to the foregoing provisions of this Paragraph (3) above.

      4.  Business Combination.  A "Business Combination" means:
          ---------------------
      (a) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries(in a single transaction or a series of related transactions) of all or substantially all, or any substantial part, or its or their assets or businesses including, without limitation, any securities issued by a Subsidiary;

      (b) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person:


     (c) With respect to any shares which are Beneficially Owned within the meaning of (a) or (b) of this Paragraph (3) above by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring or holding or disposing of all or substantially all, or any substantial part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.


      (d) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff or splitup of the Corporation or Subsidiary thereof which has the effect, directly or indirectly, of increasing the proportionate amount of shares of the Corporation or any subsidiary thereof which are Beneficially Owned by a Related Person; or

      (e) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of voting shares or securities convertible into voting shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related

Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing voting shares or voting securities of a Subsidiary.

      As used herein a 'series of related transactions' shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

      (f) Notwithstanding the foregoing, the term "Business Combination" shall not mean the formation of the Corporation or the acquisition by it of South Branch Valley National Bank, a national banking association, with its principal banking offices located in Moorefield, West Virginia.

      5. Corporation.  "Corporation" shall mean South Branch Valley Bancorp,
         ------------
Inc., a West Virginia business corporation.

      6. Date of Determination.  The term `Date of Determination'  means (a) the
         ----------------------
date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such transaction) is entered into by this Corporation, as authorized by its board of directors, and another corporation, person or other entity providing for any merger or consolidation of this Corporation or any sale, lease, exchange or disposition of all or substantially all of the assets of this Corporation; or,
(b) if such an agreement as referred to in item (a) is amended so as to make it less favorable to this Corporation and its shareholders, the date on which such amendment is approved by the board of directors of this Corporation, or, (c) in cases where neither items (a) nor item (b) shall be applicable, the record date for the determination of shareholders of this Corporation entitled to notice of and to vote upon the transaction in question. The board of directors of this Corporation shall have the power and duty to determine for the purposes hereof the Date of Determination as to any transaction. Any such determination by the board of directors made in good faith shall be conclusive and binding for any and all purposes.

      7.  Person.  The  term  "Person"  shall  mean  any  person,   partnership,
          -------
corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation, or a trustee holding stock for the benefit of the employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group shall be deemed a "Person".

      8.  Related  Person.  "Related  Person"  means  any  Person  which  is the
          ----------------
Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of twenty-five (25) percent or more of the voting shares of the Corporation or any Person who at any time within two (2) years preceding the Date of Determination was the Beneficial Owner of twenty-five (25) percent or more of the then outstanding voting shares of the Corporation.

      9. Subsidiary.  "Subsidiary" shall mean South Branch Valley National Bank,
         ----------
a national banking association as of the effective date of the acquisition of said bank by this corporation and any other corporation, bank, banking association or other entity at least a majority of which is owned by South Branch Valley Bancorp, Inc.

      10. Capacity to Make Certain  Determinations.  A majority of the directors
          ----------------------------------------
of the Corporation shall have the power to determine for the purposes hereof on the basis of information known to them: (i) the number of voting shares of the Corporation of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate of Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of `Beneficial Owner' as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a substantial part of total assets, (v) whether two or more transactions constitute a `series of related transactions' as hereinabove defined, and (vi) such other matters with respect to which a determination is required hereunder.

      A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (ii) the market price of the shares in question (as determined by a majority of the board of directors of the Corporation) at the time when the Related Person became the Beneficial Owner thereof.

      B.  Voting Requirements for Merger, Consolidation or Sale of Assets.
          ---------------------------------------------------------------
Subject to any other requirements provided for by law and in this charter or any amendment thereto, in order for any merger or consolidation of this Corporation with another corporation or any sale, lease or exchange by liquidation or otherwise of all or substantially all of the assets of this Corporation to be approved by the shareholders of this Corporation, not less than sixty-six and two-thirds percent (66 2/3%) of the authorized, issued and outstanding voting shares of the Corporation must vote in favor of such action unless the Business Combination has been previously approved by at least sixty-six and two-thirds percent (66 2/3%) of the board of directors of the Corporation in which case only a simple majority vote of the shareholders shall be required.

      C.  Fair Price Requirement.  Neither the Corporation or any of its
          ----------------------
Subsidiaries shall become party to any Business Combination unless all of the following conditions are satisfied:


     (1) The ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of the Corporation in such Business Combination by holders of common stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the common stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any common stock of the Corporation prior to such Business Combination, to (y) the market price per share of common stock of the Corporation immediately prior to the initial acquisition by such related person of any shares of common stock of the corporation; and

     (2) The aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of the Corporation in such Business Combination by holders of common stock of the Corporation, other than the Related Person involved in such Business Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of common stock of the Corporation, and (ii) is not less than the earnings per share of common stock of the Corporation for the four full consecutive fiscal quarters of the Corporation immediately preceding the Date of Determination of such Business Combination multiplied by the then price/earnings multiple (if any) of such Related Person as customarily computed and reported in the financial community; provided, that for the purposes of this clause (ii), if more than one Person constitutes the Related Person involved in the Business Combination, the price/earnings multiple (if any) of the Person having the highest price/earnings multiple shall be used for the computation in this clause, (ii); and


      (3) The consideration (if any) to be received in such Business Combination by holders of common stock of the Corporation other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring common stock of the Corporation already owned by it.

      D. Evaluation of Acquisition of this  Corporation by Another  Corporation.
         -----------------------------------------------------------------------
In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating an acquisition of this Corporation by another corporation or a tender or exchange offer for control of this Corporation, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring entity or entities, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring entity or entities and its or their management.

      E.  Classified  Board of  Directors.  At the first  annual  meeting of the
          -------------------------------
shareholders, after the effective date of the acquisition of South Branch Valley National Bank as a bank subsidiary, the board of directors shall be divided into three classes, designated Class I, Class II and Class III, consisting of an equal number of directors per class. The term of office of directors of one class shall expire at each annual meeting of stockholders, and as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. A decrease in the number of directors by death, resignation or removal may but shall not be required to be filled by the remaining board members. The initial term of office of directors of Class I shall expire at the first annual meeting of stockholders, that of Class II shall expire at the second annual meeting, and that of Class III shall expire at the third annual meeting, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of the stockholders after their election.

      The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office, or otherwise, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, death or incapacity.

      The total number of directors of this Corporation shall be not less than nine nor more than twenty-one as from time to time fixed by the board of directors.

      F.  Nomination  of  Directors.  Nominations  for  election to the board of
          --------------------------
directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, must be made in writing and delivered or mailed to the President of the Corporation not less than thirty
(30) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than thirty (30) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the fifth (5th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the shareholder: (i) the name and address of each nominee, (ii) the principal occupation of each nominee, (iii) the name and address of the notifying shareholder, and (iv) the number of shares of the Corporation's stock owned by the notifying shareholder. Nominations not made in accordance herewith, may, in the discretion of the chairman of the meeting, be disregarded, and upon his instruction, the votes cast for each such nominee shall be disregarded.

      G.  Removal of a Director  for Cause Only.  The removal from office of any
          -------------------------------------
director must be for cause as set forth herein. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:

      (1) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation and such adjudication is no longer subject to direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the Corporation; (4) such director ceases to fulfill the qualification requirements for a director of a West Virginia bank holding company; or (5) such director's actions or failure to act have been determined by a majority of the board of directors to be in derogation of the director's duties.

      Removal for cause, as cause is defined in (1) and (2) above, must be brought within one year of such conviction or adjudication. For purposes of (5) above, the total number of directors as to which a majority is required will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon except in his or her shareholder capacity.

      H. Anti-Greenmail Provision. The Corporation shall not engage, directly or
         ------------------------
indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Stockholder (as hereinafter defined) or an Affiliate (as previously defined) or Associate (as previously defined) of an Interested Stockholder (as hereinafter defined) who has beneficially acquired any shares of voting stock of the Corporation within a period of less than two (2) years immediately prior to the date of such proposed Stock Repurchase (or the date of an agreement in respect thereof) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation which are Beneficially Owned (as previously defined) by persons other than such Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or otherwise.

      The provisions of this Article shall not be applicable to any particular Stock Repurchase from an Interested Stockholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law if the conditions specified in either of the following Paragraphs 1 or 2 are met:

      1. The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of common stock made available on the same basis to all holders of such class of common stock.

      2. The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the directors of the Corporation provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

      For purposes hereof:

      1. The term "Stock Repurchase" shall mean any repurchase (or any agreement to repurchase), directly or indirectly, by the Corporation or any Subsidiary of any shares of common stock at a price greater than the Fair Market Value of such shares.

      2. The term "Interested Stockholder" shall mean any person (other than this Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (1) is the Beneficial Owner of voting stock of the Corporation representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation; and (b) acquired at least one-half of such shares at any time within the two year period immediately prior to the date in question.

      3. The term `Fair Market Value' means (a) in the case of a cash purchase, the amount of such cash, (b) in the case of a stock exchange, the fair market value on the date in questions of a share of such offered stock as determined in good faith by a majority of the directors; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the directors.

     The board of directors shall have the power and duty to determine for the purposes hereof, on the basis of information known to then after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of common stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of common stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

      Nothing contained herein shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


        1. Director and Officer Indemnification.  Unless otherwise prohibited by
          --------------------------------------
law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the Corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.


      The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.

      The right of indemnification hereinabove provided for shall not be exclusive or any rights to which any director or officer of the corporation may otherwise be entitled by law.

      The board of directors may be by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

      J. Voting  Requirements for Charter Amendments.  Any amendment,  change or
         --------------------------------------------
repeal of this Article X or any other amendment of these Articles of Incorporation, which would have the effect of modifying or permitting circumvention of any provision of these Articles of Incorporation, shall require the affirmative vote, at a meeting of stockholders of the Corporation, of holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting shares of the Corporation; provided, however, that this provision shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of the directors of the Corporation and any such amendment, change or repeal so recommended shall require only a simple majority vote of the shareholders to be approved.

      WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file in duplicate these ARTICLES OF INCORPORATION, and we have accordingly hereunto set our hands this 3rd day of March, 1987.

                                     /s/ Oscar M. Bean
                                   ---------------------
                                    Oscar M. Bean

                                     /s/ Donald W. Biller
                                   ---------------------------
                                    Donald W. Biller

                                     /s/ Thomas J. Hawse
                                   ---------------------------
                                    Thomas J. Hawse

                                     /s/ Phoebe F. Heishman
                                   ---------------------------
                                    Phoebe F. Heishman

                                     /s/ Ed A. Leatherman, Jr.
                                   ---------------------------
                                    Ed A. Leatherman, Jr.

                                     /s/ Aleck Welton
                                   ---------------------------
                                    J. Aleck Welton

                                     /s/ Renick C. Williams
                                   ---------------------------
                                    Renick C. Williams

                                     /s/ Michael T. Wilson
                                   ---------------------------
                                    Michael T. Wilson

                                     /s/ Harry C. Welton
                                   ---------------------------
                                    Harry C. Welton

                                     /s/ A. Clyde Ours, Jr.
                                   ---------------------------
                                    A. Clyde Ours, Jr.

                                     /s/ E.E. Hott
                                   ---------------------------
                                    E.E. Hott